Exhibit 99.4

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA ADJUSTED EBITDA
YEAR ENDED SEPTEMBER 30, 2015
(Amounts in thousands, except per share data)

We use Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other items (“Adjusted EBITDA”) as supplemental non-GAAP measures of our performance. We define Adjusted EBITDA as net income/(loss) adjusted to exclude (i) interest and other expenses, including acquisition expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses - equity grants.

This non-GAAP measure of our performance is used by DLH management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations.

Unaudited pro forma non-GAAP reconciliation for pro forma year ended September 30, 2015 (Amounts in thousands)	The Company	Danya International, Inc. and Subsidiaries [3a]	Danya Africa	Pro Forma Adjustments	Pro Forma Combined
Pro forma GAAP net income/(loss)	$8,728	$4,954	$871	$(2,609)	$11,944
(i) Interest and other (income) expense (net):
(i) (a) Interest and other expense	(744)	—	—	842	98
(i) (b) Acquisition expenses	—	375	—	(375)	—
(ii) Provision (benefit) for taxes	(5,488)	—	—	2,144	(3,344)
(iii) Depreciation and amortization	55	301	—	—	356
(iv) G&A expenses - equity grants	479	2	—	(2)	479
Adjusted EBITDA	$3,030	$5,632	$871	$—	$9,533

Weighted average shares outstanding
Basic	9,573			1,381	10,954
Diluted	10,039			1,381	11,420

Please refer to the GAAP pro forma financial statements and notes included in Exhibit 99.3 herein. Weighted average shares outstanding shown in this table are consistent with the shares used for DLH pro forma earnings per share, calculated as required under GAAP.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA ADJUSTED EBITDA
SIX MONTHS ENDED March 31, 2016
(Amounts in thousands, except per share data)

We use Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other items (“Adjusted EBITDA”) as supplemental non-GAAP measures of our performance. We define Adjusted EBITDA as net income/(loss) adjusted to exclude (i) interest and other expenses, including acquisition expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses - equity grants.

This non-GAAP measure of our performance is used by DLH management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations.

Unaudited pro forma non-GAAP reconciliation for pro forma six months ended March 31, 2016 (Amounts in thousands)	The Company	Danya International, Inc. and Subsidiaries [3a]	Danya Africa	Pro Forma Adjustments	Pro Forma Combined
Pro forma GAAP net income/(loss)	$221	$3,329	$417	$(1,084)	$2,883
(i) Interest and other (income) expense (net):
(i) (a) Interest and other expense	—	—	—	393	393
(i) (b) Acquisition expenses	702	380	—	(1,082)	—
(ii) Provision (benefit) for taxes	148	—	—	1,775	1,923
(iii) Depreciation and amortization	42	131	—	—	173
(iv) G&A expenses - equity grants	342	2	—	(2)	342
Pro forma adjusted EBITDA	$1,455	$3,842	$417	$—	$5,714

Weighted average shares outstanding
Basic	9,642			1,381	11,023
Diluted	10,540			1,381	11,921

Please refer to the GAAP pro forma financial statements and notes included in Exhibit 99.3 herein. Weighted average shares outstanding shown in this table are consistent with the shares used for DLH pro forma earnings per share, calculated as required under GAAP.